EXHIBIT 2.3
                         FORM OF FUNDS ESCROW AGREEMENT

         This Agreement is dated as of the 29th day of June, 1998 among The Recovery Network, Inc. (the "Company"), the parties identified on Schedule A hereto, ("Subscriber" or "Subscribers"), and Grushko & Mittman (the "Escrow Agent"):

                              W I T N E S S E T H:

         WHEREAS, the Company and Subscriber have entered into a Subscription Agreement ("Subscription Agreement") calling for the sale by the Company of the Company's Common Stock ("Company Shares") and Warrants ("Warrants") for the aggregate purchase price of $2,500,000 to the Subscribers in the denominations set forth on Schedule A hereto, against payment therefor; and

         WHEREAS, the parties hereto require the Company to deliver the Company Shares, Warrants and other documents against payment therefor, with such Company Shares, Warrants, documents and payment to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

         WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

         NOW THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                 INTERPRETATION

         1.1 Definitions. Whenever used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Agreement" means this Agreement and all amendments made hereto by written agreement among the parties;

                  (b) "Company Shares" means common stock of the Company to be issued to the Subscribers in the amounts designated on Schedule A hereto.

                  (c) "Warrants" means common stock purchase warrants of the Company issued to the Subscribers in the amounts designated on Schedule A hereto.

                  (d) "Escrowed Payment" means the sum of up to $2,500,000 to be held in escrow by the Escrow Agent on behalf of the Company and Subscribers.

                  (e) "Subscription Agreement" means the Subscription Agreement to be entered into by the parties in reference to the Company Shares and Warrants, with the exhibits thereto.

                  (f) "Shares Escrow Agreement" means the Escrow Agreement to be entered into by the parties and referred to in the Subscription Agreement.

                  (g) "Escrowed Securities" means the Company Shares, Company Warrants and Placement Shares components of the Registration Escrow described in
Section 10.1(iv) of the Subscription Agreement.

                  (h) "Registration Funds Escrow" means the portion of the Escrowed Payment to be held in escrow pursuant to Section 10.1(iv) of the Subscription Agreement.

                  (i) "Placement Shares" means common stock of the Company deliverable to Placement Agents as described in Section 6 of the Subscription Agreement, and as set forth on Schedule B hereto.

                  (j)  "Placement  Agent   Commissions"  means  the  commissions
payable by the Company to Placement Agents as described in Section 6 of the Subscription Agreement, and as set forth on Schedule B hereto.

                  (k) "Opinion"  means the original  legal opinion  described in
Section 3 of the Subscription Agreement.

                  (l) Collectively, the Company Shares, Warrants, Subscription Agreement signed on behalf of the Company, Shares Escrow Agreement, Placement Shares, Placement Agent Commissions, Escrowed Securities, and Opinion are referred to as "Company Documents."

                  (m)  Collectively,   the  Escrowed  Payment  and  Subscription
Agreement signed on behalf of the Subscribers without exhibits thereto are referred to as "Subscriber Documents."

         1.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the Company Documents and Subscriber Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

         1.3 Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

         1.4 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

         1.5 Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         1.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflict of laws.

         1.7 Consents to Service of Process. The Company and the Subscriber each hereby irrevocably consent to the exclusive jurisdiction of the courts of the State of New York and of any Federal Court located in the State of New York, each as may have competent jurisdiction, in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, waive trial by jury, and waive personal service of any summons, complaint or other process and agree that the service thereof may be made by certified or registered mail directed to such person at such person's address for purpose of notice hereunder.

         1.8 Fees. The Company shall pay the Escrow Agent a fee of $5,000 in connection with the Escrow Agent's services hereunder. This fee and other fees due the Escrow Agent pursuant to the Subscription Agreement shall be paid by deduction from the Escrowed Payment, but only if the balance of the Escrowed Payment is to be released pursuant to this Agreement. The Escrow Agent shall be paid an additional fee of $2,500 (without apportionment) on each anniversary of the date of this Agreement upon which the Escrow Agent is holding any Company Documents or Subscriber Documents.

                                   ARTICLE II

                         DELIVERIES TO THE ESCROW AGENT

         2.1 Delivery of Company Documents to Escrow Agent. On or about the date hereof, the Company shall deliver to the Escrow Agent the Company Documents.

         2.2 Delivery of Subscriber Documents to Escrow Agent. On or about the date hereof, the Subscriber shall deliver to the Escrow Agent the Subscriber Documents and the Escrowed Payment pursuant to the following wire transfer instructions:
                                       -3-

                  Citibank, N.A.
                  250 Broadway
                  New York, New York 10007, USA
                  ABA Number: 0210-00089

                  For Credit to:    Grushko & Mittman
                                    IOLA Trust Account
                                    Account Number: 037-45208884

         2.3 Intention to Create Escrow Over Company Documents and Subscriber Documents. The Subscriber and Company intend that the Company Documents and Subscriber Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

         2.4 Escrow Agent to Deliver Company Documents and Subscriber Documents. The Escrow Agent shall hold and release the Company Documents and Subscriber Documents only in accordance with the terms and conditions of this Agreement.


                                   ARTICLE III

              RELEASE OF COMPANY DOCUMENTS AND SUBSCRIBER DOCUMENTS

         3.1 Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Subscriber Documents as follows:

                  (a) Upon receipt by the Escrow Agent of the Company Documents and the corresponding Subscriber Documents, the Escrow Agent will release Escrowed Securities and Registration Funds Escrow to the Escrow Agent identified in the Shares Escrow Agreement. Simultaneously, the balance of the Company
Documents will be released to the Subscribers and the balance of the corresponding Subscriber Documents (less the portion to be delivered to the Escrow Agent pursuant to the Shares Escrow Agreement) will be released to the Company. The Placement Shares and Placement Agent Commissions (less the portions to be delivered to the Escrow Agent pursuant to the Shares Escrow Agreement) will be delivered to the Placement Agents identified on Schedule B hereto. The Company will provide written facsimile or original instructions to the Escrow Agent as to the disposition of all funds releasable to the Company.

                  (b) In the event the Escrow Agent does not receive Company Documents and the corresponding Subscriber Documents prior to July 10, 1998, then the Escrow Agent will return the Company Documents to the Company, and return the Subscriber Documents to the Subscribers.

                  (c) Upon receipt by the Escrow Agent of joint written instructions ("Joint Instructions") signed by the Company and the Subscriber, it shall deliver the Company Documents and Subscriber Documents in accordance with the terms of the Joint Instructions.

                  (d)  Upon   receipt  by  the  Escrow  Agent  of  a  final  and
non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Company Documents and Subscriber Documents in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

         3.2 Acknowledgement of Company and Subscriber; Disputes. The Company and the Subscriber acknowledge that the only terms and conditions upon which the Company Documents and Subscriber Documents are to be released are set forth in Sections 3 and 4 of this Agreement. The Company and the Subscriber reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Subscriber Documents. Any dispute with respect to the release of the Company Documents and Subscriber Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Subscriber.

                                   ARTICLE IV

                           CONCERNING THE ESCROW AGENT

         4.1 Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

                  (a) The Subscriber and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Subscriber or Company is entitled to receipt of the Company Documents and Subscriber Documents pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof;
(iv) may assume that any person purporting to give notice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

                  (b) The Subscriber and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Subscriber and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Subscriber and Company under this Agreement and to no other person.

                  (c) The Subscriber and Company jointly and severally agree to reimburse the Escrow Agent for its reasonable out-of-pocket expenses (including counsel fees) incurred in connection with the performance of its duties and responsibilities hereunder.

                  (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Subscriber and the Company. Prior to the effective date of the resignation as specified in such notice, the Subscriber and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Notes and Escrowed Payment to a substitute Escrow Agent selected by the Subscriber and Company. If no successor Escrow Agent is named by the Subscriber and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Notes and Escrowed Payment with the clerk of any such court.

                  (e) The Escrow Agent does not have and will not have any interest in the Company Documents and Subscriber Documents, but is serving only as escrow Subscriber, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

                  (f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

                  (g) The Escrow Agent shall be permitted to act as counsel for the Subscriber or the Company, as the case may be, in any dispute as to the disposition of the Company Documents and Subscriber Documents, in any other dispute between the Subscriber and Company, whether or not the Escrow Agent is then holding the Company Documents and Subscriber Documents and continues to act as the Escrow Agent hereunder.

                  (h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

         4.2 Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

                  (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Subscriber Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Subscriber Documents pending receipt of a Joint Instruction from the Subscriber and Company, or (ii) deposit the Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Subscriber and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Subscriber Documents. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

                  (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscriber and Company or to any other person, firm, corporation or entity by reason of such compliance.

                                    ARTICLE V

                                 GENERAL MATTERS


         5.1 Termination. This escrow shall terminate upon the release of all of the Company Documents and Subscriber Documents or at any time upon the agreement in writing of the Subscriber and Company.

         5.2 Notices. All notices, request, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been received one (1) day after being sent by telecopy (with copy delivered by overnight courier):

                  (a)      If to the Company, to:

                           The Recovery Network, Inc.
                           1411 5th Street, Suite 250
                           Santa Monica, California 90401
                           (310) 393-5749 (Telecopier)

                           With a Copy by telecopier only to:

                           Parker, Chapin, Flattau & Klimpl, LLP
                           Attn: Henry Rothman, Esq.
                           1211 Avenue of the Americas
                           New York, New York 10036
                           (212) 704-6288 (Telecopier)


                  (b)      If  to  the   Subscriber,   to:  the   addresses  and
                           telecopier numbers listed on Schedule A hereto.


                  (c)      If to the Escrow Agent, to:

                           Grushko & Mittman
                           Attorneys at Law
                           277 Broadway, Suite 801
                           New York, New York 10007
                           (212) 227-5865 (telecopier)

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

         5.3 Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith.

         5.4 Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

         5.5 Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         5.6 Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission.

         5.7 Agreement. Each of the undersigned states that he has read the foregoing Funds Escrow Agreement and understands and agrees to it.

                                        THE RECOVERY NETWORK, INC.
                                        "Company"


                                        By:________________________________



                                        AUSTOST ANSTALT SCHAAN
                                        "Subscriber"


                                        By:________________________________



                                        BALMORE FUNDS S.A.
                                        "Subscriber"


                                        By:________________________________



                                        ESCROW AGENT:

                                        GRUSHKO & MITTMAN



                                        By:________________________________

         5.7. Agreement. Each of the undersigned states that he has read the foregoing Funds Escrow Agreement and understands and agrees to it.

                                        THE RECOVERY NETWORK, INC.
                                        "Company"


                                        By:________________________________


                                        BL SQUARED FOUNDATION
                                        "Subscriber"


                                        By:________________________________


                                        THE SARGON FUND, L.P.
                                        "Subscriber"


                                        By:_________________________________


                                        TLG REALTY
                                        "Subscriber"


                                        By:_________________________________



                                        ------------------------------------
                                        MARTIN CHOPP -"Subscriber"


                                        ZAKENI LTD.
                                        "Subscriber"


                                        By:________________________________

                                        ESCROW AGENT:

                                        GRUSHKO & MITTMAN


                                        By:________________________________

                                FUNDS -SCHEDULE A


SUBSCRIBERS                              AGGREGATE                   AGGREGATE                 AGGREGATE
                                         COMPANY SHARES              WARRANTS                  ESCROWED
                                                                                               PAYMENT
---------------------------------------- --------------------------- ------------------------- -----------------------
AUSTOST ANSTALT SCHAAN                   327,869                     30,000                    $750,000.00
7440 Fuerstentum
Lichenstein
Landstrasse 163
Fax: 011-431-534532895
---------------------------------------- --------------------------- ------------------------- -----------------------
BALMORE FUNDS S.A.                       327,869                     30,000                    $750,000.00
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262
---------------------------------------- --------------------------- ------------------------- -----------------------
ZAKENI LTD.                              218,579                     20,000                    $500,000.00
c/o Betuvo AG
Baarer Strasse
73 Postsach 2121
6302 ZUG
Switzerland
Fax: 416-638-5023
---------------------------------------- --------------------------- ------------------------- -----------------------
BL SQUARED FOUNDATION                    87,432                      8,000                     $200,000.00
274 Madison Avenue
New York, NY 10016
Tax ID: 13-7104062
Fax: 212-770-3218
---------------------------------------- --------------------------- ------------------------- -----------------------
THE SARGON FUND, L.P.                    65,574                      6,000                     $150,000.00
20 Adele Road
Cedarhurst, NY 11516
Attn: Jennifer Spinner
Tax ID:
Fax: 516-371-6999
---------------------------------------- --------------------------- ------------------------- -----------------------
MARTIN CHOPP                             43,716                      4,000                     $100,000.00
1129 East 22nd Street
Brooklyn, NY 11210
Tax ID: ###-##-####
Fax: 718-854-3342
---------------------------------------- --------------------------- ------------------------- -----------------------
TLG REALTY                               21,858                      2,000                     $50,000.00
c/o Melo
525 West 52nd Street
New York, NY 10019
Fax: 212-974-8315
---------------------------------------- --------------------------- ------------------------- -----------------------
TOTALS                                   1,092,897                   100,000                   $2,500,000.00
======================================== =========================== ========================= =======================

                                FUNDS -SCHEDULE B


PLACEMENT AGENT               PLACEMENT SHARES   PLACEMENT AGENT
                                                 COMMISSIONS
----------------------------- ------------------ --------------------
ELLIS ENTERPRISES LTD.        32,787             $75,000.00
42A Waterloo Road
London, England
NW2 7UF
Fax: 011-441-814509004
----------------------------- ------------------ --------------------
LIBRA FINANCE S.A.            10,929             $25,000.00
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262
----------------------------- ------------------ --------------------
TOTALS                        43,716             $100,000.00
============================= ================== ====================